UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2007

MERRILL LYNCH DEPOSITOR, INC.
(ON BEHALF OF PREFERREDPLUS TRUST SERIES VER-1)
(Exact name of Registrant as Specified in Charter)

Delaware	001-31409	13-3891329
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

World Financial Center, New York, New York 10080

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 449-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

        Not applicable.

Section 2. Financial Information

        Not applicable.

Section 3. Securities and Trading Markets

        Not applicable.

Section 4. Matters Related to Accountants and Financial Statements

        Not applicable.

Section 5. Corporate Governance and Management

        Not applicable.

Section 6. Asset-Backed Securities

Item 6.04 – Failure to Make a Required Distribution

The Bank of New York, Trustee and Securities Intermediary (the “Trustee”) for PreferredPlus Trust Series VER-1, identified that the distribution of $2,859,375 to holders of Class A trust certificates and $46,875 to holders of Class B trust certificates was not paid on December 3, 2007, which was the distribution date specified in the transaction documents. The distribution was subsequently made to certificateholders on December 5, 2007. The Trustee informed the Depositor that the late distribution was the result of conversion and migration to a new database platform and because the Trustee’s debt service system logic required additional enhancement to systemically release payments. The Trustee informed the Depositor that additional controls have been put in place and procedures are currently being reinforced so that distributions are remitted to certificateholders within the applicable time frames in accordance with the transaction documents. In addition, the Trustee’s debt service system has been enhanced to help prevent a future occurrence.

Section 7. Regulation FD

        Not applicable.

Section 8. Other Events

        Not applicable.

Section 9. Financial Statements and Exhibits

        Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: March 20, 2008	By:	/s/ Ronald Monaco
Name: Ronald Monaco Title: Vice President